CODE OF ETHICS
                                                        OF
                                              ENDEAVOR MANAGEMENT CO.


                                                     ARTICLE I
                                                     Preamble
         The Advisor manages and supervises the investment portfolios of its clients and is authorized to take all actions necessary and appropriate in seeking to achieve investment objectives of, and to carry out the investment policies established for, such accounts, including the purchase and sale of securities on their behalf. In carrying out its obligations to its clients, the Adviser acknowledges that it has a fiduciary duty recognized under the federal securities laws and regulations governing the Adviser's operations. Investment advisers and their personnel are required to serve their clients with undivided loyalty. In particular, an underlying policy of the Investment Advisers Act of 1940 is to prohibit any person who is associated with a registered investment adviser from deriving a hidden profit from such association. The Investment Advisers Act of 1940 prohibits, among other things, an investment adviser from engaging in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client. The practice of trading privately in a security at the same time that a client is trading in the same security may be deemed to be such a fraudulent or deceptive practice.
         The Adviser is fully conscious of its duties and responsibilities to its clients. Although the Adviser respects the personal freedom and privacy of its directors, officers and employees, such considerations are outweighed in certain circumstances by the need to carry out its fiduciary duties in the regulatory environment in which it operates. Therefore, the Adviser has adopted this Code of Ethics, which includes standards of conduct that may be more strict than those

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required by law, in order to prevent  conflicts of interest in  connection  with the investment activities of its clients.

               ARTICLE II  Applicability  This Code of Ethics is  applicable  to
          Endeavor   Management   Co.  ("the   Adviser")  and  to  all  advisory
          representatives (as hereinafter defined).

                                                    ARTICLE III
                                                    Definitions
         Whenever used herein, unless otherwise required by the context or specifically provided: "Advisory representative" means (i) any officer or director of the Adviser; (ii) any employee of the Adviser who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; (iii) any employee of the Adviser who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and (iv) any of the following persons who obtain information concerning securities recommendations being made by the Adviser prior to the effective dissemination of such recommendations, or the information concerning such recommendations: (A) any person in a control relationship to the Adviser; (B) any affiliated person of such controlling person, and (C) any affiliated person of such affiliated person.

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         "Affiliated  person" has the same  meaning as that set forth in Section
2(a)(3) of the Investment Company Act of 1940, as amended.
         "Beneficial interest" includes any entity, person, trust or account with respect to which an advisory person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of such advisory representative, his spouse, dependent children or any person living with such advisory representative or to whom he contributes economic support.
         A  security  is  being   "considered  for  purchase  or  sale"  when  a
recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such recommendation.
         "Control" has the same meaning as that set forth in Section 2(a)(9) of the Investment Act of 1940, as amended.
         "Compliance Officer" means such person as may be designated by the Board of Directors and such other person as the Board or the Compliance Officer shall designate from time to time to act in his stead in the event of his absence.
         "Security" has the same meaning as that set forth in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, including any option, warrant or right to purchase or sell a security and any security convertible into or exchangeable for such security, except that it shall not include securities which are direct obligations of the United States.


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                                                    ARTICLE IV
                                               Standards of Conduct
         (1) No advisory representative shall make use of any confidential information gained by reason of his position or employment in order to derive a personal profit nor shall he engage, directly or indirectly, in any business transaction or arrangement for personal profit which is inconsistent with the best interests of any client.
         (2) No advisory representative shall personally trade in any security if such trading is based in any way upon any action being taken by the Adviser on behalf of any of its clients.
         (3) No advisory representative shall accept, directly or indirectly, any gift, favor or service of significant value from any person with whom he transacts business on behalf of any client under circumstances where to do so may conflict with the client's best interest, or may impair the ability of such person to be completely impartial when required in the course of business to make judgments and/or recommendations on behalf of the client.
         Questions concerning the scope of the foregoing standards of conduct or this Code should be directed to the Compliance Officer.

                                                     ARTICLE V
                                                  Specific Rules
         The following rules have been adopted to carry out the purposes of this Code; however, literal compliance with them may not in every instance constitute adequate compliance with this Code.

                    (1)   Every   advisory   representative    recommending   or
               authorizing the purchase or sale of a security by any client shall reveal to the client at the time of such recommendation or

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authorization  whether he has any direct or indirect beneficial interest in such security and/or has effected any transaction in such security during the six-month period prior to the date of such recommendation or authorization.
         (2) Unless prior authorization has been obtained from the Compliance Officer, no advisory representative shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial interest and which, to his actual knowledge at the time of such purchase or sale, is being purchased or sold by any client of the Adviser or is being considered for the purchase or sale. This prohibition shall continue until the time that the client completes the purchase or sale, or determines not to make the purchase or sale.
         (3)  No  advisory   representative   shall  dispense  any   information
concerning securities holdings or securities transactions of any client to anyone outside the Adviser, without obtaining prior written approval from the Chairman or such person or persons as he may designate to act on his behalf; provided, however, that an advisory representative may dispense such information when there is a public report containing the same information, when such information is dispensed in accordance with compliance procedures established to
prevent   conflicts  of  interest,   when  such   information  is  dispensed  to
broker-dealers in the ordinary course of business, or when such information is reported to administrators or other fiduciaries of clients in the course of carrying out their fiduciary duties.
         (4) No advisory representative shall act as an investment adviser to any other person or entity, join an investment club or enter into an investment trading partnership, serve as a director of another entity, or obtain an interest in a broker or dealer, without in each case obtaining prior

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     written  approval  from the  Chairman  or such  person or persons as he may designate to act on his behalf.

         With regard to Rules 2, 3 and 4, the Adviser may, in its sole discretion, withhold such authorizations and approvals when to do so appears reasonable for the protection of itself, its employees or its clients.

                                                    ARTICLE VI
                                            Exempt Purchases and Sales
         The provisions of Article V shall not apply to:

                    (1) purchases or sales effected in any account over which neither the Adviser nor any advisory representative has any direct or indirect influence or control; (2) purchases or sales of securities that are not eligible for purchase or sale by any client of the Adviser; (3) purchases or sales that are non-volitional on the part of either the Adviser or any advisory representative; (4) purchases that are made pursuant to a dividend investment or other similar plan; (5) purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and (6) purchases or sales that receive the prior approval of the Compliance Officer on the basis that the transaction is not potentially harmful to the client of the Adviser because it would be very unlikely to affect a highly institutional market.


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                                                    ARTICLE VII
                                         Reporting Securities Transactions
         Every advisory representative shall report to the Compliance Officer with respect to transactions in any security in which such advisory representative has, or by reason of such transaction acquires, any direct or indirect beneficial interest. Such report shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    (1) the title and amount of the security  involved;  (2) the date and nature of the transaction, i.e., purchase, sale or other acquisition or disposition; (3) the price at which the transaction was effected; and (4) the name of the broker, dealer or bank with or through whom the transaction was effected. All reports shall be made on the Report of Securities Transactions annexed hereto. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Any report made pursuant to this Article VII shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial interest in the security to which the report relates.

                                                    ARTICLE VII
                                             Enforcement and Sanctions
         The Compliance Officer shall inquire into any apparent violations of this Code and shall report any apparent material violations to the Chairman. Upon finding of a violation hereof, the

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Chairman may impose such sanctions as he deems  appropriate  including  censure, suspension or termination of employment. The Chairman may also report any such violation to the administrator or other fiduciary of any client affected thereby. Violations of this Code may also involve violations of federal and state law which may subject the violator to civil liability and expense and to criminal penalties, including fines and imprisonment.
         The Chairman shall periodically furnish to the Board of Directors a report regarding the administration of this Code. The Board shall from time to time review the provisions of this Code in light of its purposes and current regulatory and other developments to determine whether any amendments hereto are necessary or appropriate.

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                                                  CODE OF ETHICS
                                                        OF
                                              ENDEAVOR MANAGEMENT CO.




                                                  ACKNOWLEDGMENT

I hereby  acknowledge  that I have  received  and reviewed the Code of Ethics of
Endeavor   Management   Co.  and  that  I  understand  its  provisions  and  its
applicability to me.


-----------------------------------         -----------------------------------
         (Name -- please print)                             (Position)


-----------------------------------
         (Date)


-----------------------------------------------------
         (Signature)

Detach and return this acknowledgment to the Compliance Officer of Endeavor Management Co.

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CONFIDENTIAL

                                PERSONAL SECURITY TRANSACTION PRE-CLEARANCE FORM

                                                       Date: ___________________

Pre-clearance is requested for the          (    ) sale
                                            (    ) purchase of


-----------------------------        ------------------------------------------
         (amount)                          (name of issuer and type of security)

for my personal account, or an account in which I have a direct or indirect beneficial interest, or an account with respect to which I exercise investment discretion or render investment advice.

This transaction will be effected through:  ___________________________________
                                                (name of broker dealer or bank)


I understand this pre-clearance is valid only for transactions on the date shown below.


                                       ----------------------------------------
                                                                  (signature)

Examination of the activities of clients of Endeavor Management Co. reveals no record of activity with respect to the above-named security or its issuer during the five-day period prior to this date.


----------------------------            ----------------------------------------
         (date)                                               (signature)


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